CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-1A of our report dated February 11, 2016, relating to the financial statements and financial highlights of Diamond Hill High Yield Fund, L.P., for the year ended December 31, 2015, and to the reference to our firm under the heading “Appendix A – Financial Statements” in the Statement of Additional Information.

/s/ Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd.

Cleveland, Ohio

February 23, 2016